UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2010
SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225

(Address of Principal Executive Offices) (Zip Code)
(214) 739-9191

Registrant’s telephone number, including area code
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On October 22, 2010, Sun River Energy, Inc. (the “Company”) entered into a Farmout Agreement (the “Farmout Agreement”) with Devon Energy Production Co., L.P. (“Devon”) relating to the Lake Murvaul prospect located in Panola County, Texas. Under the Farmout Agreement, Devon has granted to the Company the right to drill on oil, gas and mineral leases owned by Devon. The Farmout Agreement covers approximately 5,700 gross acres (5,470 net acres) in the Carthage Field in Panola County, Texas (the “Contract Lands”). The Company anticipates this acreage will be divided into approximately nine gas units (“Drilling Units”).
     Under the terms of the Farmout Agreement, the Company must commence drilling the first well (the “Initial Test Well”) on or before November 30, 2010. So long as the Company remains in compliance with the Farmout Agreement, the Company shall have the right, but not the obligation, to continue drilling additional vertical well(s) (each, a “Subsequent Test Well”) on the remaining Contract Lands; provided such Subsequent Test Wells are not within the confines of the Drilling Unit for the Initial Test Well or any other Subsequent Test Well and the drilling of such Subsequent Test Well shall have commenced at a legal location within a new Drilling Unit within 60 days of the date the drilling rig is released from the drilling of the Initial Test Well or the previously drilled Subsequent Test Well. The Company shall have the right to continue drilling Subsequent Test Wells until the Contract Lands have been pooled into a Drilling Unit containing a producing Test Well that has been drilled pursuant to the Farmout Agreement. The Company shall bear the full cost (“Carried Interest”) of drilling each Test Well, and plugging and abandoning any such Test Well that is not capable of producing oil and/or gas.
     The Test Wells must penetrate and log the Haynesville Shale formation. Upon completion of a Test Well, Devon will assign to the Company a Unit Assignment of between a 75% and 77.5% working interest in each producing Test Well including all of the Contract Lands within the associated Drilling Unit. Each assignment is subject to various depth restrictions depending upon the exact nature of any Test Well completion. Devon will retain a combined 22.5% to 25% interest in each Test Well. At any time after the Unit Assignment of working interest by Devon, the Company may propose additional Infill wells to be drilled within any Drilling Unit. Devon may elect to participate in these Infill wells on a full cost basis (“Heads Up”).
     The Company is currently seeking sources of financing the drilling. The Company’s wholly owned operating company, Sun River Operating, Inc., will act as the operator on the Contract Lands.
     A copy of the Farmout Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Farmout Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Farmout Agreement.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Farmout Agreement dated as of October 22, 2010 by and between Devon Energy Production Co., L.P. and Sun River Energy, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: October 26, 2010	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO